EXHIBIT 15.

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 2, 2005, on our review of interim financial information of Bristol-Myers Squibb Company (the “Company”) for the three and nine month periods ended September 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 33-52691, 33-30756-02, 33-58187, 333-02873, 333-47403, 333-65424 and 333-107414), Form S-4 (No. 333-09519 and 333-114101) and Form S-3 (Nos. 33-33682, 33-61147, 33-62496, 333-49227, 333-65444, 333-114107 and 333-117818).

Such report is not a “report” or “part” of a registration statement prepared or certified by PricewaterhouseCoopers LLP, an independent registered public accounting firm, within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants’ liability under Section 11 does not extend to such report.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

November 2, 2005

E-15